 Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the filing with the SEC of the Quarterly Report of North American Scientific, Inc. (“Company”) on Form 10-Q for the quarter ended January 31, 2009 (the “Report”), John B. Rush, President and Chief Executive Officer of the Company and, Brett L. Scott, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)                    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

(2)                    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2009	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

Date: March 23, 2009	By:	/s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Chief
Financial Officer